UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2008, Martin J. Mannion advised the Board of Directors of American Dental Partners, Inc. (the “Company”) that he will not stand for re-election to the Board at the 2008 annual meeting of the shareholders of the Company. Mr. Mannion will remain a member of the Board through the date of the 2008 annual meeting of shareholders.

On February 22, 2008, the Board of Directors fixed the number of Directors comprising the Board at seven, and filled the vacancy created by such action by electing Steven J. Semmelmayer to serve as a Class II Director. Mr. Semmelmayer has been President, Chairman and CEO of LED Medical Diagnostics, a company dedicated to the early detection of cancer, since 2006. From 1979 to 2006, Mr. Semmelmayer served in various capacities with Sybron Dental Specialties, a global manufacturer of professional medical and dental products, including President, Professional Development (2000 to 2006), President, Kerr Corp. (1996-2000) and General Manager, Kerr Corp. (1993 to 1996). At the date of this Current Report on Form 8-K, the Board has not appointed Mr. Semmelmayer to any of the standing Committees of the Board, and an amendment to this Current Report on Form 8-K will be filed when such appointments are made.

On February 22, 2008, the Compensation Committee of the Board of Directors of the Company awarded bonuses to the executive officers of the Company pursuant to the Company’s Executive Bonus Program based upon 2007 performance. The Company’s Executive Bonus Plan, and the performance targets for the executive officers, were previously disclosed by the Company. The Board of Directors and the Compensation Committee of the Board of Directors previously determined that the earnings from operations (“EFO”) and annual operating plan for 2007 (the “2007 Plan”) should be adjusted to reflect the additional costs associated with the extension of the Company’s litigation with PDG, P.A. to the end of fiscal 2007 and the financial impact of the Company’s acquisitions of Metro Dentalcare and Barzman, Kasimov & Vieth during 2007. The Board of Directors and the Compensation Committee believed it was appropriate to make these adjustments to the performance goals in order to evaluate the performance of the Company and the executive officers relative to the on-going operations. Based upon the Company’s achievement of the adjusted performance targets, and achievement of applicable annual individual performance objectives for certain of the executive officers, on February 22, 2008 the Compensation Committee awarded the following cash bonuses to the executive officers:

Name	Title	Cash Bonus
Gregory A. Serrao	Chairman, President & CEO	$444,500
Breht T. Feigh	Executive Vice President, Chief Financial Officer & Treasurer	$215,200
Michael J. Vaughan	Executive Vice President, Chief Operating Officer	$285,000
Mark W. Vargo	Vice President, Chief Accounting Officer	$41,250

On February 22, 2008, the Compensation Committee granted stock options to certain of the Company’s officers. The Compensation Committee did not grant options to Messrs. Serrao, Feigh or Vaughan. Similarly, the Independent Directors will not receive stock option grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

February 28, 2008	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President,
Chief Financial Officer and Treasurer
(principal financial officer)